INVESTAR®
BRILLIANT BANKING

NASDAQ: ISTR

Financial Information
2nd Quarter 2021

Disclosures and Disclaimers

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect current views of Investar Holding Corporation (the "Company") with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "could," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the historical performance of the Company and its subsidiaries or on the Company's current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company's operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, the Company's actual results may vary materially from those indicated in these statements. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. These factors include, but are not limited to, the following, any one or more of which could materially affect the outcome of future events:

- the ongoing impacts of the COVID-19 pandemic;
- business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which the Company operates;
- increased cyber and payment fraud risk;
- our ability to achieve organic loan and deposit growth, and the composition of that growth;
- our ability to consummate acquisition transactions in accordance with their terms;
- our ability to integrate and achieve anticipated cost savings and other projected benefits from acquisitions;
- changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;
- the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute its strategy generally;
- the dependence on our management team, and our ability to attract and retain qualified personnel;
- changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers;
- inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;
- the concentration of our business within the Company's geographic areas of operation in Louisiana, Texas and Alabama; and
- concentration of credit exposure.

These factors should not be construed as exhaustive. Additional information on these and other risk factors can be found in Item 1A. "Risk Factors" and Item 7. "Special Note Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission ("SEC") and in the "Risk Factors" section of subsequent reports filed with the SEC.

Our Company

Investar Holding Corp. is the Bank Holding Company for Investar Bank

- Headquartered in Baton Rouge, LA
- Founded in 2006
- Full service, commercially-oriented community bank
- 34 branches and 1 loan production office across Alabama, Louisiana and Texas
- Initial public offering and Nasdaq listing in 2014
- Completed 7 whole bank acquisitions and 1 branch transaction
- 31 consecutive quarters of dividends paid; 6 consecutive years of dividend growth

Mission

Investar is a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served



Financial Highlights – 2nd Quarter 2021

Profitability

- Diluted earnings per shares of $0.55 for the 2nd quarter of 2021 compared to $0.53 in the 1st quarter of 2021 and $0.41 in the 2nd quarter of 2020
- Record quarterly net income of $5.7 million in the 2nd quarter compared to $5.4 million in the 1st quarter of 2021 and $4.3 million in the 2nd quarter of 2020

Tangible Book Value[2]

- Decreased by $0.87 during the 2nd quarter to $19.85 per share, primarily due to the closing of the previously announced acquisition of Cheaha Financial Group
- Closed Cheaha acquisition on April 1, 2021 and completed the operational conversion on June 18, 2021
- Repurchased 23,640 shares in the 2nd quarter at an average price of $20.50; repurchased 249,590 shares at an average price of $17.91 year-to-date

Deposits

- Cost of interest-bearing deposits decreased by 12 basis points to 0.51% compared to the 1st quarter of 2021 and decreased by 69 basis points year-over-year
- Noninterest-bearing deposits increased by $66.6 million during the 2nd quarter to $582.1 million, representing 25.8% of total deposits
- Total cost of deposits decreased by 10 basis points to 0.38% compared to the 1st quarter of 2021 and by 54 basis points year-over-year
- Time deposits decreased to 23.4% of total deposits at June 30, 2021 compared to 35.5% as of June 30, 2020

2nd Quarter Results

Balance Sheet *(in thousands)*	
Assets	$2,672,907
Net Loans	$1,927,375
Deposits	$2,260,166
Equity	$250,715
Holding Company Capital	
TCE / TA[2]	7.86%
Leverage Ratio[1]	8.19%
Common Equity Tier 1 Ratio[1]	9.97%
Tier 1 Ratio[1]	10.43%
Total Risk Weighted Ratio[1]	13.55%
Profitability *(2nd quarter)*	
Net Interest Margin	3.48%
ROAA	0.86%
ROAE	9.06%
Net Income	$5,688
Pre-Tax, Pre-Provision Income[2]	$7,287
Per Share Information	
Tangible Book Value[2]	$19.85
Earnings (Diluted)	$0.53
Dividends	$0.08

[1] *Estimated*
[2] *Non-GAAP financial measure; please see appendix for additional details*

Leadership Team



John J. D'Angelo, President & Chief Executive Officer

- Founding President and Chief Executive Officer
- Prior to founding Investar, Mr. D'Angelo was president and director of Aegis Lending Corporation, a mortgage lending company with operations in 46 states and the District of Columbia
- Previously, Mr. D'Angelo held various senior positions at Hibernia National Bank (the predecessor to Capital One Bank, N.A.), focusing on the East Baton Rouge Parish, Louisiana market
- New Orleans native: graduate of Louisiana State University



Christopher L. Hufft, Chief Financial Officer

- Joined the Bank in February 2014 as Chief Accounting Officer and assumed the role of Chief Financial Officer in October 2015
- Prior to joining the Bank, Mr. Hufft served for 9 years as the Vice President of Accounting at Amedisys, Inc., a publicly-traded home health and hospice company
- Mr. Hufft, a licensed certified public accountant, also spent seven years in public accounting, serving both public and privately-held clients in banking, healthcare, and manufacturing sectors
- B.S. Accounting – Louisiana State University

Corporate Culture

VALUES

Integrity
Neighborly
Visionary
Empowerment
Star Service
Team Focused
Accountable
Responsive

MISSION

INVESTAR IS
a dynamic full service community bank focused on relationships that create value and opportunities for our customers, employees, shareholders and the community served

Creating Shareholder Value



Tangible Book Value Per Share[1]
$22.00
$20.00
$18.00
$16.00
$14.00
$12.00
$10.00
TBV per Share[1] ($)
$14.62
$15.42
$16.06
$17.13
$18.79
$19.89
$19.85
2015
2016
2017
2018
2019
2020
2Q 2021

[1] Non-GAAP financial measure; please see appendix for additional details

Recent Earnings Performance

Net Income ($000)



$4,274
$4,467
$4,540
$5,360
$5,688
2020Q2
2020Q3
2020Q4
2021Q1
2021Q2

Earnings Per Share (Diluted)



$0.39
$0.41
$0.42
$0.51
$0.53
2020Q2
2020Q3
2020Q4
2021Q1
2021Q2

ROAA (%)



0.74
0.77
0.78
0.91
0.86
2020Q2
2020Q3
2020Q4
2021Q1
2021Q2

Net Interest Margin (%)



3.44
3.48
3.57
3.59
3.48
2020Q2
2020Q3
2020Q4
2021Q1
2021Q2

Continued Execution of Acquisition Strategy

Investar Has Completed 7 Whole Bank Acquisitions and 1 Branch Transaction



2011
South LA
Business Bank (LA)
2013
First Community
Bank (LA)
2017
Citizens
Bancshares (LA)
2017
BOJ Bancshares (LA)
2019
Mainland Bank (TX)
2019
Bank of York (AL)
2020
PlainsCapital Bank
Branches (TX)
2021
Cheaha Financial
Group (AL)
Total Assets:
$2.7 Billion

Loan Portfolio – 2nd Quarter Update

- Loan yield of 4.78%
- Total Paycheck Protection Program loans of $73.0 million
- Excluding PPP loans, Oil & Gas loans made up less than 3.0% of the total loan portfolio as of the most recent quarter
- Food Services, Hospitality and Entertainment loans represented less than 4.0% of the total loan portfolio as of the most recent quarter, excluding PPP loans



Farm 1.1%
Multifamily 3.1%
Owner-Occupied Commercial Real Estate 22.5%
Nonowner-Occupied Commercial Real Estate 22.9%
1-4 Family Residential 19.3%
Construction & Development 10.9%
Commercial & Industrial 19.0%
Consumer & Other 1.2%

As of June 30, 2021

Investar Holding Corporation ($000s)	Loan Portfolio Detail							
	9/30/219	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Construction & Development	$176,674	$197,797	$191,597	$199,419	$206,751	206,011	190,816	213,070
1-4 Family Residential	310,298	321,489	328,730	326,102	339,364	339,525	341,266	375,690
Multifamily	58,243	60,617	61,709	60,617	57,734	60,724	60,844	60,309
Farm	24,629	27,780	29,373	28,845	26,005	26,547	24,145	22,263
Owner-Occupied Commercial Real Estate	339,240	352,324	370,209	371,783	379,490	375,421	399,393	438,590
Nonowner-Occupied Commercial Real Estate	353,910	378,736	406,145	411,776	404,748	436,974	430,487	445,125
Commercial & Industrial	293,152	323,786	313,850	390,085	392,955	394,497	380,534	370,203
Consumer & Other	30,196	29,446	28,181	25,344	22,633	20,619	18,485	22,570
Total Gross Loans	$1,586,342	$1,691,975	$1,729,794	$1,813,971	$1,829,680	$1,860,318	$1,845,970	$1,947,820

Loan Loss Reserve Detail


Loan Loss Reserves / Gross Loans (%)
0.63
0.67
0.63
1.09
1.05
2017Y
2018Y
2019Y
2020Y
2021Q2

(Dollars in Thousands)	For the Year Ended 12/31/2017	12/31/2018	12/31/2019	12/31/2020	For the Quarter Ended 6/30/2021
Loan Loss Reserve ($000)					
Loan Loss Reserve - Beginning	$7,051	$7,891	$9,454	$19,044	$20,423
Charge-offs & Adj.	764	1,185	800	1,187	155
Recoveries	65	178	137	106	63
Provision	1,540	2,570	1,908	2,400	114
Loan Loss Reserve - Ending	$7,891	$9,454	$10,700	$20,363	$20,445

Asset Quality Trends

Nonperforming Assets ($000s)


13,121
12,452
14,490
16,389
22,889
2020Q2
2020Q3
2020Q4
2021Q1
2021Q2

NPAs / Assets (%)


0.56
0.54
0.62
0.68
0.84
2020Q2
2020Q3
2020Q4
2021Q1
2021Q2

Net Charge-offs / Avg. Loans (%)


0.00
0.01
0.06
0.02
0.00
2020Q2
2020Q3
2020Q4
2021Q1
2021Q2

Reserves / NPLs (%)


127.6
153.8
147.3
137.3
97.8
2020Q2
2020Q3
2020Q4
2021Q1
2021Q2

Deposit Transformation

Deposit Mix at June 30, 2020


Interest-bearing Demand 21.9%
Money Market 9.7%
Savings 6.8%
Noninterest-bearing Demand 24.8%
Time 35.5%

One Year Transformation

Deposit Mix at June 30, 2021


Brokered 4.4%
Interest-bearing Demand 27.9%
Money Market 10.8%
Savings 7.7%
Noninterest-bearing Demand 25.8%
Time 23.4%

Deposit Composition - Quarterly Lookback

(dollars in thousands)	2019Q3	2019Q4	2020Q1	2020Q2	2020Q3	2020Q4	2021Q1	2021Q2
Noninterest-bearing Demand	$291,039	$351,905	$339,379	$469,095	$452,070	$448,230	$515,487	$582,109
Interest-bearing Demand	305,361	335,478	378,787	437,821	473,819	496,745	564,128	630,829
Brokered Deposits	0	0	0	0	0	80,017	80,015	100,117
Money Market	194,757	198,999	197,703	183,371	179,133	186,307	200,744	243,058
Savings	110,636	115,324	118,193	129,157	139,153	141,134	154,131	174,385
Time	683,564	706,000	694,764	670,144	590,274	535,391	495,375	529,668
Total Deposits	**$1,585,357**	**$1,707,706**	**$1,728,826**	**$1,889,588**	**$1,834,449**	**$1,887,824**	**$2,009,880**	**$2,260,166**

Total Deposit Interest Rate[1]	**1.32%**	**1.27%**	**1.17%**	**0.92%**	**0.74%**	**0.57%**	**0.48%**	**0.38%**

[1] *Non-GAAP financial measure; please see appendix for additional details*

APPENDIX

Non-GAAP Reconciliation

(Dollars in thousands, except per share data)	As of December 31, 2015	2016	2017	2018	2019	2020	As of June 30, 2021
Tangible Common Equity:							
Total Stockholders' Equity	$ 109,350	$ 112,757	$ 172,729	$ 182,262	$ 241,976	$ 243,284	$ 250,715
Adjustments:							
Goodwill	(2,684)	(2,684)	(17,086)	(17,424)	(26,132)	(28,082)	(39,527)
Other Intangibles	(491)	(550)	(2,840)	(2,363)	(4,903)	(4,150)	(4,446)
Tangible Common Equity	$ 106,175	$ 109,523	$ 152,803	$ 162,475	$ 210,941	$ 211,052	$ 206,742
Common Shares Outstanding	7,264,282	7,101,851	9,514,926	9,484,219	11,228,775	10,608,829	10,413,390
Book Value Per Common Share	$ 15.05	$ 15.88	$ 18.15	$ 19.22	$ 21.55	$ 22.93	$ 24.08
Tangible Book Value Per Common Share	$ 14.62	$ 15.42	$ 16.06	$ 17.13	$ 18.79	$ 19.89	$ 19.85
Tangible Assets:							
Total Assets	$ 1,031,555	$ 1,158,960	$ 1,622,734	$ 1,786,469	$ 2,148,916	$ 2,321,181	$ 2,672,907
Adjustments:							
Goodwill	(2,684)	(2,684)	(17,086)	(17,424)	(26,132)	(28,082)	(39,527)
Other Intangibles	(491)	(550)	(2,840)	(2,363)	(4,903)	(4,150)	(4,446)
Tangible Assets	$ 1,028,380	$ 1,155,726	$ 1,602,808	$ 1,766,682	$ 2,117,881	$ 2,288,949	$ 2,628,934
Total Stockholders' Equity to Total Assets Ratio	10.60%	9.73%	10.64%	10.20%	11.26%	10.48%	9.38%
Tangible Common Equity to Tangible Assets Ratio	10.32%	9.48%	9.53%	9.20%	9.96%	9.22%	7.86%

Non-GAAP Reconciliation

(Dollars in thousands)

	For the Three Months Ended						
	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Net Income	$ 3,331	$ 608	$ 4,274	$ 4,467	$ 4,540	$ 5,360	$ 5,688
Less: Provision Expense	(736)	(3,760)	(2,500)	(2,500)	(2,400)	(400)	(114)
Less: Tax Expense	(844)	(149)	(1,016)	(1,089)	(1,196)	(1,430)	(1,485)
Pre-Tax, Pre-Provision Net Income	**$ 4,911**	**$ 4,517**	**$ 7,790**	**$ 8,056**	**$ 8,136**	**$ 7,190**	**$ 7,287**

Non-GAAP Reconciliation

(Dollars in thousands)	For the Three Months Ended							
	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021
Interest on Deposits	$5,198	$5,319	$5,032	$4,190	$3,404	$2,750	$2,302	$2,114
Interest-Bearing Deposits	$1,294,318	$1,355,801	$1,389,447	$1,420,493	$1,382,379	$1,439,594	$1,494,393	$1,678,057
Noninterest-Bearing Deposits	$291,039	$351,905	$339,379	$469,095	$452,070	$448,230	$515,487	$582,109
Total Deposits	$1,585,357	$1,707,706	$1,728,826	$1,889,588	$1,834,449	$1,887,824	$2,009,880	$2,260,166
Total Deposit Interest Rate (Annualized)	**1.32%**	**1.27%**	**1.17%**	**0.92%**	**0.74%**	**0.57%**	**0.48%**	**0.38%**